NUTEX HEALTH INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

1.Purpose and History. The purpose of the Nutex Health Inc. 2023 Employee Stock Purchase Plan (the “Plan”) is to advance the interests of Nutex Health Inc., a Delaware corporation (the “Company”), and its shareholders by providing Eligible Employees (as defined below) of the Company and its Designated Subsidiaries (as defined below) with an opportunity to acquire an ownership interest in the Company by purchasing Common Stock (as defined below) through payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.
2.Definitions.
(a)“Administrator” has the meaning set forth in Section 3(a).
(b)“Board” means the Board of Directors of the Company.
(c)“Code” has the meaning set forth in Section 1.  References herein to any Section of the Code shall also refer to any successor provision thereof, and the regulations and other authority issued thereunder by the appropriate governmental authority
(d)“Common Stock” means the common stock of the Company, par value $.001 per share, or the kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 12(b).
(e)“Committee” means the Compensation Committee of the Board (or any successor committee).
(f)“Company” has the meaning set forth in Section 1.
(g)“Compensation” means, except as otherwise determined by the Administrator on a uniform basis for all Participants and prior to the Offering Period to which such determination applies, the regular base salary or wages paid to an Eligible Employee by reason of his or her employment with the Company or a Designated Subsidiary (determined prior to any reduction thereof by operation of a salary reduction election under a plan described in Section 401(k) of the Code or Section 125 of the Code) during an Offering Period, provided it shall not include (i) any reimbursements of expenses, (ii) any housing, relocation, automobile, travel or other similar cash allowances, (iii) salary continuation payments during a period of short-term disability or long-term disability, (iv) retention bonuses, (v) any sign-on bonus, or (vi) any non-cash compensation. For the avoidance of doubt, (x) overtime payments and shift premiums, (y) sales commission payments, and (z) vacation or other approved leave paid to a Participant by the Company or a Designated Subsidiary will be considered Compensation under the Plan.
(h)“Designated Subsidiary” means a Subsidiary that has been designated by the Administrator from time to time, in its sole discretion, as eligible to participate in the Plan.

(i)“Eligible Employee” means, with respect to any Offering Period, an individual who an employee of the Company or a Designated Subsidiary, except that an employee whose customary employment is 20 hours or less per week is not an Eligible Employee. In accordance with Treas. Reg. §1.421-1(h)(2), an employee will be considered to be employed during military or sick leave or any other bona fide leave of absence that does not exceed three months and during any period longer than three months if his or her right to reemployment is guaranteed by statute or contract.
(j)“End Date” means the last business day of each Purchase Period.
(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(l)“Fair Market Value” means, as of any specified date, if there is a public market for the Common Stock, the Fair Market Value per share shall be either (i) the closing price of the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by NASDAQ, (ii) if such price is not reported, the average of the bid and asked prices for the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by NASDAQ, or (iii) in the event the Common Stock is listed on a stock exchange, the closing price of the Common Stock on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.  In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate, in accordance with Section 409A of the Code.
(m)“Offering Period” means an offering to Participants to purchase Common Stock under the Plan established pursuant to Section 4.
(n)“Option Date” means the first business day of each Purchase Period during an Offering Period.
(o)“Option Price” means an amount equal to 85% of the Fair Market Value of one share of Common Stock on the End Date of the applicable Purchase Period.
(p)“Participant” means an Eligible Employee who elects to participate in one or more Offering Periods under the Plan pursuant to Section 5.
(q)“Participation Form” has the meaning set forth in Section 5(a).
(r)“Plan” has the meaning set forth in Section 1.
(s)“Purchase Period” means a period set by the Committee, which shall occur during an Offering Period. Unless changed by the Committee, there shall be two Purchase periods during each Offering Period and each such Purchase Period shall begin on the first day of a calendar quarter and end on the last day of such calendar quarter.  The first Purchase Period shall commence on July 1, 2023 and terminate on September 30, 2023.

(t)“Securities Act” means the Securities Act of 1933, as amended.
(u)“Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations, beginning with the Company, if, at the time an option is granted under the Plan, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty (50) percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(v)“Withdrawal Notice” has the meaning set forth in Section 10(a).
3.Plan Administration.
(a)Administration. The Plan shall be administered by the Committee, or, in the absence of the Committee, the Board itself (such administrator, the “Administrator”). Any power of the Committee may also be exercised by the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(b)Powers and Duties of the Administrator. Subject to the express provisions of the Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including without limitation:
(i)to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined in the Plan;
(ii)to determine which persons are eligible to participate in the Plan;
(iii)to interpret and construe the Plan and any rules and regulations under the Plan, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is appropriate to do so;
(iv)to decide all questions concerning the Plan and to determine all ambiguities, inconsistencies and omissions in the terms of the Plan;
(v)to appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;
(vi)to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan;
(vii)where applicable, determine when an action taken under the Plan becomes administratively practicable;
(viii)to prescribe and amend such forms as may be necessary or appropriate for Eligible Employees to make elections under the Plan or to otherwise administer the Plan; and

(ix)to do such other acts as it deems necessary or appropriate to administer the Plan in accordance with its terms, or as may be provided for or required by law.
(c)Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan and any rules and regulations under the Plan shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting in their capacity as Administrator under the Plan shall be fully protected in relying in good faith upon the advice of counsel.
(d)No Liability of Committee or Board Members. No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or the Board nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and the Board and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any amount paid in settlement of a claim) arising out of any act or failure to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, any contract with the Company, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(e)Limitations.  Notwithstanding the provisions of Section 3(a), in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.
4.Offering Periods.
(a)Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until the earlier of (i) the maximum number of shares of Common Stock available for issuance under the Plan have been purchased and (ii) the termination of the Plan.
(b)Unless otherwise determined by the Administrator before the beginning of the applicable Offering Period, Offering Periods shall be of a duration of six (6) months; provided that in no event shall an Offering Period exceed twelve (12) months in duration.

(c)Unless otherwise determined by the Administrator before the beginning of the applicable Offering Period, there shall be two Purchase Periods during each Offering Period, each with a duration of three (3) months.
5.Participation in Offering Periods.
(a)An Eligible Employee may elect to participate in an Offering Period under the Plan by completing a form authorizing payroll deductions, in the form provided by the Company or caused to be provided by the Company (such as through a third-party service provider designated by the Administrator) (the “Participation Form”), and filing such Participation Form with the Company during the enrollment period established by the Administrator prior to the beginning of the Offering Period and in accordance with the instructions in such Participation Form. The Participation Form will become effective on the first Option Date to occur after such form is properly filed with the Company.
(b)Subject to the provisions of Section 6, payroll deductions for a Participant shall begin with the first payroll date after a Purchase Period begins as of which the Participant’s Participation Form has become effective and shall continue until the Plan is terminated, subject to the Participant’s withdrawal or termination of employment as provided in Section 10.
6.Payroll Deductions.
(a)By completing and filing a Participation Form in accordance with the instructions in such Participation Form, an Eligible Employee shall elect to have payroll deductions withheld from his or her Compensation on each payroll date during the time he or she is a Participant in the Plan in amounts equal to or greater than one percent (1%) of the Compensation (or components thereof, as may be permitted by the Administrator) which the Participant receives on each such payroll date during the Offering Period, subject to the provisions set forth in Section 7. Such payroll deductions shall be in whole percentages only.
(b)All payroll deductions authorized by a Participant shall be credited to an account established under the Plan for the Participant. The funds represented by such account shall be held as part of the Company’s general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such funds. A Participant may not make any separate cash payment or contribution to such account.
(c)Subject to Section 10 and Section 13, a Participant may decrease, but not increase, the amount of payroll deductions during an Offering Period by completing an amended Participation Form and filing it with the Company within the time period specified by the Administrator and in accordance with the instructions in such Participation Form, with any such decrease to become effective during the Purchase Period in which received and as soon as administratively practicable following the Administrator’s receipt of such amended Participation Form; provided that a Participant may only decrease the amount of payroll deductions during an Offering Period a maximum of one time. Subject to Section 10 and Section 13, a Participant may increase or decrease the amount of his or her payroll deductions under the Plan for subsequent Offering Periods by completing an amended Participation Form and filing it with the Company within the time period specified by the Administrator and in accordance with the instructions in such Participation Form.
(d)To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase in Section 7(a)(ii) below, a Participant’s payroll deductions may be decreased to 0% during any Purchase Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such Purchase Period and any other Purchase Periods ending within the same calendar year is no greater than twenty-five thousand dollars ($25,000).
(e)A Participant may discontinue his or her participation in the Plan at any time as provided in Section 10.
7.Grant and Exercise of Option.
(a)On each Option Date, a Participant shall be granted, by operation of the Plan, an option to purchase a number of shares of Common Stock at the Option Price, determined in accordance with Section 7(b), subject to the limitations set forth in Section 7(c). Notwithstanding any other provision of the Plan, no Participant shall be granted an option under the Plan for any Purchase Period if:
(i)immediately after the grant, the Participant (or any other person whose stock ownership would be attributed to such Participant pursuant to Section 424(d) of the Code) would own shares of stock (including any shares of stock that the Participant may purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or
(ii)the Participant’s rights to purchase shares of Common Stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries would accrue at a rate which exceeds $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.
(b)Unless a Participant withdraws from the Plan pursuant to Section 10 or incurs a termination of employment, the Participant’s option for a Purchase Period shall be automatically exercised on the End Date of such Purchase Period to purchase such whole number of shares of Common Stock determined by dividing the accumulated payroll deductions in the Participant’s account on such End Date by the Option Price, subject to the limitations set forth in Section 7(c). No fractional shares will be purchased and any accumulated payroll deductions not used to purchase shares shall be refunded to the Participant; provided, however, that the Administrator may determine in its discretion that an amount representing a fractional share that was not used to purchase shares during a Purchase Period may be carried over to a subsequent Purchase Period.
(c)Notwithstanding anything in the Plan to the contrary, the number of shares of Common Stock that a Participant may purchase during a Purchase Period may not exceed the maximum number of shares that may be purchased without exceeding the limitation described in

Section 7(a)(ii).  If the aggregate funds available for purchase of Common Stock on any End Date would cause an issuance of shares in excess of  the number provided for in Section 12(a), then (i) the Administrator shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess, and (ii) the Plan shall automatically terminate immediately after such End Date.
8.Delivery of Shares. As soon as administratively practicable after the End Date of each Purchase Period, the Company will deposit, or cause to be deposited, the shares of Common Stock purchased by each Participant upon exercise of the Participant’s option for such Purchase Period in an account established for the Participant at a brokerage firm or other financial services firm selected by the Administrator, to be held in book entry form.
9.No Shareholder Rights. No Participant (or other person claiming through such Participant) shall, by reason of the Plan or any rights granted pursuant thereto, or by the fact that there are payroll deductions credited to a Participant’s account sufficient to purchase shares of Common Stock, have any rights of a shareholder of the Company (including without limitation any right to receive dividends or other distributions paid with respect to shares of Common Stock) until shares of Common Stock have been delivered to such Participant in the manner provided in Section 8.
10.Withdrawal; Termination of Employment.
(a)A Participant may terminate his or her participation in the Plan at any time by giving written notice to the Company (“Withdrawal Notice”) within the time period specified by the Administrator. The Withdrawal Notice shall state that the Participant wishes to terminate his or her participation in the Plan, specify the applicable End Date and request the cessation of further payroll deductions under the Plan. As soon as administratively practicable, payroll deductions will cease for the Participant’s purchase of shares of Common Stock for such Purchase Period and for any subsequent Purchase Period during the Offering Period and any accumulated payroll deductions shall be refunded to the Participant (without interest) as soon as administratively practicable following the Administrator’s receipt of the Withdrawal Notice. A Participant’s withdrawal from the Plan pursuant to this Section shall not have any effect upon his or her eligibility to participate in a subsequent Offering Period by completing and filing a new Participation Form pursuant to Section 5, or in any similar plan that may hereafter be adopted by the Company.
(b)If a Participant ceases to be employed by the Company or by a Designated Subsidiary for any reason, all payroll deductions and all rights to purchase shares of Common Stock granted to the Participant with respect to the Purchase Period then in effect shall immediately cease, unless otherwise determined by the Administrator in its sole discretion in compliance with Treas. Reg. §1.423-2(f). The amount of payroll deductions accumulated in such Participant’s account shall be refunded to the Participant as soon as administratively practicable (or in the case of the Participant’s death, to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed, to such other person as the Administrator may designate). For purposes of the Plan, the date of the Participant’s termination of employment shall be the Participant’s last date of actual employment and shall not include any period during which such Participant receives any severance payments or any other post-termination payments or benefits. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or an absence or leave described in Section 2(i), shall not be deemed a termination of employment under this Section. A Participant who is on military leave, sick leave or other bona fide leave of absence that lasts longer than three months without a right to return to active employment will be treated for purposes of this Section as if such Participant ceased to be employed by the Company or a Designated Subsidiary as of the date immediately following the end of such three-month period.
11.Interest. No interest shall accrue on a Participant’s payroll deductions under the Plan.
12.Common Stock Subject to the Plan.
(a)Subject to Section 12(b), the maximum number of shares of Common Stock reserved for issuance under the Plan is equal to five million (5,000,000) shares. The shares of Common Stock issued under the Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market. If, on any End Date, the total number of shares of Common Stock that are subject to options granted for the applicable Offering Period exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for issuance under the Plan in a uniform and equitable manner, as determined by the Administrator. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each affected Participant and shall refund any excess funds accumulated in each Participant’s account as soon as administratively practicable after the End Date of such Offering Period.
(b)The number of shares available for issuance under the Plan, the maximum number of shares each Participant may purchase per Purchase Period, as well as the Option Price and the number of shares of Common Stock covered by each option granted under the Plan which has not yet been exercised shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other similar event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment shall be made by the Administrator, whose determination shall be final, binding and conclusive. The Administrator shall have the authority to adjust not only the number of securities, but also the class and kind of securities subject to the Plan and to make appropriate adjustments in the price of such securities if other than shares of Common Stock of the Company, so long as any such action complies with applicable law.
13.Corporate Transactions.
(a)In the event of the proposed liquidation or dissolution of the Company, the Administrator shall, in its discretion, provide for one of the following courses of action: (i) the Purchase Offering Period (and each corresponding Purchase Period) then in effect shall end as of a date selected by the Administrator before the consummation of such liquidation or dissolution of the Company, and each outstanding option granted under the Plan shall be automatically exercised as of such date, or (ii) the Offering Period (and the then applicable Purchase Period)

then in effect shall be terminated as of a date selected by the Administrator before the consummation of such liquidation or dissolution of the Company, and each outstanding option granted under the Plan shall be automatically cancelled and any payroll deductions accumulated for such Purchase Period shall be refunded to the applicable Participant as soon as administratively practicable.
(b)In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company (except for (x) a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (y) a transaction where the acquiring or surviving company is directly or indirectly owned, immediately after such transaction, by the shareholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately before such transaction), the Administrator shall, in its discretion, provide for one of the following courses of action: (i) each outstanding option granted under the Plan shall be assumed or an equivalent option shall be substituted by the successor entity (or a parent or subsidiary thereof), (ii) the Offering Period (and each corresponding Purchase Period) then in effect shall end as of a date selected by the Administrator before the consummation of such sale, merger or consolidation of the Company, and each outstanding option granted under the Plan shall be automatically exercised as of such date, or (iii) the Offering Period (and each corresponding Purchase Period) then in effect shall be terminated as of a date selected by the Administrator before the consummation of such sale, merger or consolidation of the Company, and each outstanding option granted under the Plan shall be automatically cancelled and any payroll deductions accumulated for such Purchase Period shall be refunded to the applicable Participant as soon as administratively practicable.
14.Transferability. Neither payroll deductions credited to a Participant’s account nor any rights relating to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution in accordance with Section 10(b)) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 10(a). During the Participant’s lifetime, a Participant’s option to purchase shares of Common Stock under the Plan is exercisable only by the Participant.
15.Restrictions on Issuance and Transfer of Shares.
(a)The issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state or foreign securities laws. An option granted for a Purchase Period may not be exercised if the issuance of shares of Common Stock upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other laws or regulations. In addition, no option granted for a Purchase Period may be exercised unless (i) a registration statement under the Securities Act shall, at the time of exercise, be in effect with respect to the Common Stock issuable upon exercise of the option, or (ii) in the opinion of the legal counsel of the Company, the Common Stock issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As a condition to the exercise of an option granted for a Purchase Period, the Administrator may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law, and to make any representation or warranty with respect thereto as may be requested by the Administrator. If at or before the time of the exercise of an option granted for a Purchase Period, the Administrator determines that the issuance of shares of Common Stock pursuant to such exercise would not comply with applicable federal, state or foreign securities laws, all payroll deductions accumulated for such Purchase Period shall be refunded to the Participant as soon as administratively practicable.
(b)Notwithstanding any other provision of the Plan to the contrary, to the extent that any Participant is subject to the provisions of Section 16 of the Exchange Act, and the rules and regulations  promulgated thereunder, such Participant’s participation in the Plan shall be subject to, and such Participant shall be required to comply with, any and all additional restrictions and/or requirements imposed by the Administrator, in its sole discretion, in order to ensure that the exemption made available pursuant to Rule 16b-3 promulgated pursuant to the Exchange Act is available with respect to all transactions pursuant to the Plan effected by or on behalf of any such Participant.
(c)The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
16.Amendment or Termination. The Plan may be amended or terminated at any time and for any reason by the Committee or the Board; provided that, no amendment of the Plan may, without the consent of each Participant holding an outstanding option under the Plan, materially and adversely affect such Participant’s rights under the Plan; provided, further that, upon termination of the Plan by the Board, any accumulated payroll deductions shall be refunded to Participants as soon as administratively practicable thereafter. Notwithstanding the foregoing, no amendment adopted by the Committee or the Board shall be effective without the approval of the shareholders of the Company if shareholder approval of the amendment is then required under Section 423 of the Code, or to comply with Rule 16b-3 under the Exchange Act, or any other applicable law or regulation.
17.Notices. Except as otherwise provided herein, any notice or other communication given pursuant to the Plan shall be in writing and shall be personally delivered or mailed by United States registered, certified or overnight mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to the Participant at the address on the payroll records of the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Additionally, if such notice or communication is by the Company to the Participant, the Company may provide such notice electronically (including via email). Any such notice shall be deemed to have been given on the date of postmark, in the case of notice by mail, or on the date of delivery, if delivered in person or electronically.

18.Miscellaneous.
(a)Effective Date. The Plan is effective as of the date it is approved by the Company’s shareholders.  To the extent an Offering Period and Purchase Period begins prior to the date the Plan is approved by the Company’s shareholders, no portion of the options issued for the Purchase Period may be exercised unless the Plan has been approved prior to the End Date for such Purchase Period.
(b)Governing Law. The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware (without regard to any rule or principle of conflicts of laws that otherwise would result in the application of the substantive laws of another jurisdiction) and applicable federal law.
(c)Withholding. To the extent required by applicable federal, state, local or foreign law, the Administrator may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any option granted under the Plan, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an option granted under the Plan, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Administrator, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant upon exercise of an option granted under the Plan or by the Participant tendering to the Company cash or, if allowed by the Administrator, shares of Common Stock.
(d)Rules of Construction. Whenever used in the Plan, unless the context clearly indicates to the contrary, (i) any references to paragraphs, subparagraphs, sections or subsections are to those parts of the Plan, (ii) the plural includes the singular and the singular includes the plural; (iii) “includes” and “including” are each “without limitation”; (iv) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Plan and not to any particular paragraph, subparagraph, section or subsection; (v) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require; (vi) references to a statute or regulation or statutory or regulatory provision shall refer to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder; and (vii) references to a law shall include any statute, regulation, rule, court case, or other requirement established by an exchange or a governmental authority or agency, and applicable law shall include any tax law that imposes requirements in order to avoid adverse tax consequences.
(e)Headings and Captions. The headings to sections, subsections, and paragraphs of the Plan are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
(f)No Right to Employment. The Plan does not constitute a contract of employment, and participation in the Plan does not give any Eligible Employee or Participant the right to be retained in the employ of the Company, a Designated Subsidiary or any other subsidiary of the Company, nor give any person a right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.
(g)Severability. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed and enforced as if such provision had not been included.
(h)Unfunded Status of Plan. The Plan is unfunded and shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, any Designated Subsidiary, or the Administrator and a Participant or any other person.